Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

STATE/JURISDICTION OF
	INCORPORATION/	NAME UNDER WHICH
NAME OF SUBSIDIARY	ORGANIZATION	BUSINESS IS CONDUCTED

Quicksilver Resources Canada Inc.	Canada	Quicksilver Resources Canada Inc.
Cowtown Pipeline Funding, Inc.	Delaware	Cowtown Pipeline Funding, Inc.
Cowtown Pipeline Management, Inc.	Texas	Cowtown Pipeline Management, Inc.
Cowtown Pipeline L.P.	Texas	Cowtown Pipeline L.P.
Cowtown Gas Processing L.P.	Texas	Cowtown Gas Processing L.P.
Quicksilver Gas Services Holdings LLC	Delaware	Quicksilver Gas Services Holdings LLC
Quicksilver Gas Services GP LLC	Delaware	Quicksilver Gas Services GP LLC
Quicksilver Gas Services LP	Delaware	Quicksilver Gas Services LP
Quicksilver Gas Services Operating LLC	Delaware	Quicksilver Gas Services Operating LLC
Quicksilver Gas Services Operating GP LLC	Delaware	Quicksilver Gas Services Operating GP LLC
Cowtown Pipeline Partners L.P.	Texas	Cowtown Pipeline Partners L.P.
Cowtown Gas Processing Partners L.P.	Texas	Cowtown Gas Processing Partners L.P.